UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Determine, Inc.
(Name of Registrant as Specified in Its Charter)

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DETERMINE, INC.

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

July 28, 2017

TO THE STOCKHOLDERS OF DETERMINE, INC.

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Determine, Inc. (the “Company”), which will be held at the Company’s corporate headquarters located at 615 West Carmel Drive, Suite 100, Carmel, Indiana 46032, on September 12, 2017, at 9:00 a.m. Eastern Time.

Details of the election and other business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change the vote reflected on your previously submitted proxy, you may do so automatically by voting in person at the meeting. Detailed instructions on how to submit a proxy or vote your shares can be found in the “How to Vote” section on page 1 of the attached proxy statement.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

MICHAEL BRODSKY
Chairman of the Board

DETERMINE, INC.

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 12, 2017

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Determine, Inc. (formerly known as Selectica, Inc.) (the “Company”) will be held at the Company’s corporate headquarters located at 615 West Carmel Drive, Suite 100, Carmel, Indiana, 46032, on September 12, 2017, at 9:00 a.m. Eastern Time for the following purposes:

1. To consider and vote upon proposals to elect six (6) members of the Board to serve as directors until the Company’s 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2. To consider and vote upon a proposal to ratify the appointment of Armanino LLP as independent registered public accounting firm for the Company for the fiscal year ending March 31, 2018; and

3. To transact any other business properly brought before the meeting or any continuation or adjournment thereof.

The foregoing proposals are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on July 21, 2017, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s corporate headquarters located at 615 West Carmel Drive, Suite 100, Carmel, Indiana 46032, during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

MICHAEL BRODSKY Chairman of the Board

Carmel, Indiana

July 28, 2017

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Tuesday, September 12, 2017

The proxy statement and annual report to security holders are available at

https://materials.proxyvote.com/816288

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE THE VOTE REFLECTED ON YOUR PREVIOUSLY SUBMITTED PROXY, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

DETERMINE, INC.

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 12, 2017

This proxy statement (“Proxy Statement”) is furnished to the stockholders of Determine, Inc., a Delaware corporation formerly known as Selectica, Inc. (the “Company”), by the Company in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on September 12, 2017, at the Company’s corporate headquarters located at 615 West Carmel Drive, Suite 100, Carmel, Indiana 46032 at 9:00 a.m. Eastern Time, and any adjournment or postponement of the Annual Meeting. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Solicitation and Voting Procedures

This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about July 28, 2017. The cost of this solicitation is being borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile.

Record Date

The close of business on July 21, 2017 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock (“Common Stock”) of the Company, entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 14,602,720 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

Who Can Vote

Stockholder of Record: Shares Registered in Your Name

If your shares of Common Stock were registered directly in your name with the Company transfer agent, Wells Fargo Bank, National Association, on the Record Date, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your shares are represented and voted at the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Dealer, Bank or Other Nominee

If your shares were held not in your name, but rather in an account at a broker, dealer, bank or other nominee on the Record Date, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Matters to Be Voted Upon

There are two matters scheduled for a vote:

●	Election of our Board of Directors’ six nominees as directors; and

●	Ratification of Armanino LLP (“Armanino”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 31, 2018.

Quorum Required

A majority of the voting power of the outstanding shares of the Company entitled to vote, present in person or represented by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a broker, dealer, bank or other stockholder of record holding shares for a beneficial owner submits a proxy for the Annual Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of the Company entitled to vote as of the Record Date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

How to Vote

You may either:

Vote “for” or “against” or abstain from voting for any of the nominees to the Board of Directors.

For each of the other matters to be voted on, you may vote “for” or “against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or submit a proxy to vote your shares using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

●

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

If you do not mark your voting instructions on the proxy card, your shares (to the extent eligible to vote on each Proposal) will be voted:

1.	For the election of the six director nominees named in this proxy; and

2.	For ratification of the appointment of Armanino as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018.

Beneficial Owner: Shares Registered in the Name of Broker, Dealer, Bank or other Nominee

If you are a beneficial owner of shares registered in the name of your broker, dealer, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, dealer, bank or other agent. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker or bank to request a proxy form.

If your shares are registered in the name of a broker, dealer or bank, you may be eligible to vote your shares by telephone or through the Internet. A large number of banks and brokerage firms provide eligible stockholders the opportunity to vote in this manner. If your bank or brokerage firm allows for this, your voting form will provide instructions for such alternative method of voting.

THE COMPANY IS UNABLE TO COUNT VOTES RECEIVED IN ANY MANNER OTHER THAN THOSE DESCRIBED ABOVE. After the Annual Meeting has been adjourned, any subsequent votes which are submitted to the transfer agent will not be counted.

Votes Required

Proposal 1. Under our Bylaws, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), as is the case in this election, each director will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast “for” a director’s election must exceed 50% of the total votes cast with respect to that director’s election. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” a director and thus will have no effect on a director’s election.

In accordance with our Bylaws, in order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a contested election, and (ii) the acceptance of that resignation by the Board of Directors in accordance with the policies and procedures set forth in the Bylaws for such purpose.

Proposal 2. Ratification of the appointment of Armanino as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018, requires the affirmative vote of a majority of those shares of the Company present in person, or represented by proxy, and entitled to vote thereon. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be considered as entitled to vote on the proposal and, accordingly, will not affect the determination of whether the proposal is approved.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the meeting, in and of itself, will not revoke a previously submitted proxy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors is currently comprised of six directors. The Company’s Certificate of Incorporation requires directors to serve a term of one (1) year or until their successor is elected and qualified. At the Annual Meeting, all six of the Company’s currently serving directors have been nominated for election to serve until the Company’s 2018 Annual Meeting or until their successors are elected and qualified.

The individuals being nominated for election to the Board of Directors (the “Nominees”), their ages as of July 28, 2017, the positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event the Nominees are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any nominees who may be designated by the present Board of Directors to fill the vacancies. As of the date of this Proxy Statement, the Board of Directors is not aware that the Nominees are unable or will decline to serve as directors. Each Nominee that receives affirmative votes greater than 50% of the total votes cast with respect to such Nominee’s election at the Annual Meeting will be elected a director of the Company.

Nominee	Age	Positions and Offices Held with the Company

Michael Brodsky	49	Director
Patrick Stakenas	57	President, Chief Executive Officer and Director
Alan Howe (1)(2)(3)	56	Director and Vice Chairman
J. Michael Gullard (1)(2)	72	Director
Lloyd Sems (2)(3)	46	Director
Michael J. Casey (1)(3)	54	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating/Corporate Governance Committee

Michael Brodsky was elected to the Board on October 7, 2010. Previously, Mr. Brodsky served on the Board’s Compensation Committee from October 8, 2010 until July 3, 2014 and as a member of its Review Committee from November 15, 2011 until June 24, 2016. Since 2013, Mr. Brodsky has also served as the managing partner of Vajra Asset Management, LLC, an investment management firm. From 2008 to 2010, Mr. Brodsky was chairman and chief executive officer and a director of Youbet.com, Inc., an online horse racing and betting website acquired in 2010 by Churchill Downs Incorporated, a publicly traded provider of racetracks, casinos, off-track betting and online wagering services. Mr. Brodsky served as a member of the board of directors, and as a member of the Executive Committee of Churchill Downs from 2010 to 2012. From 2005 to 2011, Mr. Brodsky was the managing partner of New World Opportunity Partners, LLC, an investment firm. Mr. Brodsky has also served as a director of Genesis Land Development Corporation, a residential land developer and home builder in Calgary, Canada, with shares listed on the Toronto Stock Exchange, since June, 2012, as a director of Trans World Corporation, a publicly traded company that owns and operates casinos in the Czech Republic, since September, 2013, and he has served as Chairman of the Board of Trans World since June of 2014. He also has served as the Lead Director of IDSystems a publicly traded company that provides RFID wireless solutions for tracking high-value assets, since June of 2014, and Chairman since December of 2017. Since November 2015, he has also served on the board of directors of Spark Networks, Inc., a niche-oriented community website. Mr. Brodsky received a Bachelor of Arts degree from Syracuse University, a law degree from Northwestern University School of Law and a Masters in Business Administration from the JL Kellogg Graduate School of Management School of Business at Northwestern University. We believe that Mr. Brodsky’s prior positions and experience as an investor, manager and attorney with experience in software, e-commerce, and online media and current advisory roles provide the Board with leadership experience and operational knowhow; in addition his outside board experience helps the Board in its compliance and governance discussions and strategies.

Patrick Stakenas was appointed President and Chief Executive Officer of the Company and a member of the Board of Directors on June 3, 2015. Previously, Mr. Stakenas served as the Company’s Chief Strategy Officer since January 2014. Prior to joining the Company, Mr. Stakenas was a Gartner Analyst authoring forward-looking strategies that helped enterprises and vendors shape their future technology offerings. He has been involved with enterprise-supporting technology for almost 20 years. Having founded ForceLogix Technologies Inc. in 2005, he led the company to a successful IPO and ultimate acquisition by CallidusCloud in 2011. Mr. Stakenas formerly served in executive roles at CCC Information Services, FileNet, Inc., and OpenText Corporation. Mr. Stakenas served for 14 years with RR Donnelly, prior to its acquisition by Moore Corporation Ltd., in various management and executive roles. Mr. Stakenas holds a Bachelor’s degree in Business Administration and Marketing from Ferris State University and an Executive Management Certificate from Northwestern’s Kellogg School of Business.

Alan Howe was elected to the Board on January 12, 2009. He has served since July of 2013 as Vice Chairman of the Board and Lead Independent Director. Previously he served as Co-Chairman of our full Board and Chairman of our full Board and as a member of its Review Committee from November 15, 2011 until June 24, 2016. Mr. Howe was appointed as a member of the Compensation Committee on March 10, 2015. He has served as co-founder and managing partner of Broadband Initiatives, LLC, a boutique corporate advisory and consulting firm, since 2001, and provides various strategic and operational consulting services to multiple corporate clients in that role. He served as vice president of strategic and wireless business development for Covad Communications, Inc., a national broadband telecommunications company from May 2005 to October 2008. He served as CFO and Vice President of Corporate Development for Teletrac, Inc. from April 1995 to April 2001. Previously, he held various executive management positions for Sprint and Manufacturers Hanover Trust Company. Mr. Howe is currently a member of the public board of directors of each of Data I/O (where he serves as Chairman), magic Jack VocalTec, Urban Communications, and Widepoint. He also has served on a number of additional private and public boards including in the past five years former reporting company Qualstar. Mr. Howe holds a B.A. in business administration from the University of Illinois and an M.B.A. from the Indiana University Kelley Graduate School of Business. We believe that Mr. Howe’s prior positions and current advisory roles provide the Board with leadership experience and operational knowhow; in addition his outside board experience helps the Board in its compliance and governance discussions and strategies.

J. Michael Gullard was elected to the Board on October 7, 2010, and was appointed as a member of the Audit Committee and as Chairperson of the Compensation Committee on October 8, 2010, and was appointed as a member of the Review Committee on November 15, 2011. Mr. Gullard has been the general partner of Cornerstone Management, a venture capital and consulting firm specializing in software and data communications companies since 1984. He currently serves as a director of and the Chairman the non-reporting company Dyntek, Inc. From 2006 to 2015, he served on the board and was Chairman of Planar Systems, Inc., a publicly traded company specializing in high resolution, large format video displays. From 1992 to 2004, he served as chairman of NetSolve, Incorporated, a publicly held corporation that provides IT infrastructure management services on an outsourced basis. From 1996 to 2004, Mr. Gullard also served as chairman of Merant PLC (formerly Micro Focus Group Ltd.), a publicly held corporation that specializes in change management software tools. Previously, Mr. Gullard held a variety of senior financial and operational management positions at Intel Corporation. Mr. Gullard holds a B.A. degree in economics from Stanford University, and an M.B.A. from Stanford’s Graduate School of Business. We believe that Mr. Gullard’s prior positions and current advisory roles provide the Board with leadership experience and operational knowhow; in addition his outside board experience helps the Board in its compliance and governance discussions and strategies.

Lloyd Sems was elected to the Board on June 2, 2008. He has served as a member of the Compensation Committee since July 10, 2008, as Chairperson of the Nominating/Corporate Governance Committee of the Board since May 20, 2009 and as a member of its Review Committee since June 24, 2016. Since October 2003, he has served as president of Sems Capital, LLC and of Capital Edge, LLC, both of which he founded. Previously, Mr. Sems served as director of research and portfolio manager for Watchpoint Asset Management, and he served on the board of directors of EMAK Worldwide, Inc. from February 2010 to April 2010 and Sport-Haley, Inc. from April 2009 to November 2012. Mr. Sems also serves on the board of directors of CYCC Cyclacel, which he joined in May 2011. Mr. Sems holds a B.S. in business administration and finance from Albright College. We believe that Mr. Sems’s knowledge of the securities and capital markets, as well as his experience as one of the Company’s larger long term stockholders, is invaluable to our Board’s discussions of the Company’s strategic, capital and liquidity needs.

Michael J. Casey was elected to the Board on October 7, 2010, and was appointed as a member of the Nominating/Corporate Governance Committee and as Chairperson of the Audit Committee on October 8, 2010 and as a member of its Review Committee on June 24, 2016. Since 2006, Mr. Casey has been a partner at TechCXO, a professional services firm that provides financial, strategic and operational consulting services. From 2005 to 2006, Mr. Casey served as the chief operating officer and chief financial officer for Reflex Security, Inc., a privately held provider of security virtualization management solutions. From 2001 to 2005, Mr. Casey served as chief financial officer for MAPICS, Inc., a publicly traded provider of enterprise resource planning software for the discrete manufacturing industries. Previously, Mr. Casey served as executive vice president, chief financial and administrative officer of iXL Enterprises, Inc., a publicly traded professional services firm, chief financial officer of Manhattan Associates, Inc., a publicly traded provider of supply chain executive solutions, and chief financial officer of IQ Software Corporation, a publicly traded provider of business intelligence software. Since September 2016, Mr. Casey has served as a director, Chairperson of the audit committee and a member of the compensation and nominating committees of I.D. Systems, Inc. (IDSY), a leading global provider of wireless M2M solutions. Mr. Casey holds a B.B.A. degree in accounting from The University of Georgia. We believe that Mr. Casey’s financial and operational experience, particularly with respect to the software industry, will be essential to the Board’s business and operational discussions.

Independence of the Board of Directors

The Board has determined that, other than Messrs. Brodsky and Stakenas, each of the Company director nominees standing for election has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined by the applicable rules of the NASDAQ Capital Market (“NASDAQ”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Board Leadership Structure

We currently have separate individuals serving as Chairman of our Board of Directors and our principal executive officer. Mr. Brodsky has served as Chairman of our Board of Directors since August 6, 2013. Mr. Stakenas has served as our President and Chief Executive Officer since June 3, 2015. Our Corporate Governance Guidelines do not require the positions of Chairman and Chief Executive Officer to be separate, and the Board believes that it is important to maintain flexibility to choose the leadership structure that best meets the needs of the company and its stockholders based on the circumstances existing at the time and the qualifications of available individuals. However, the Board also believes the separation of these positions has served our company well and has no plans to change this separation at the present time.

The leadership of the Board of Directors includes the Chairman of the Board and the Chairpersons of each of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. The Board conducts much of its work through its three principal standing committees-Audit, Compensation and Nominating/Corporate Governance-to which the Board has delegated authority and responsibilities in accordance with the committees’ respective charters. The Chairperson of each committee is independent and was appointed by the full Board.

Risk Oversight

Risk is inherent with every business and we face a number of risks, including strategic, financial, operational, legal/compliance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board of Directors as a whole has responsibility for the oversight of enterprise risk management, with the oversight of certain risk areas delegated to board committees. For instance, our Compensation Committee is responsible for assessing risks associated with our compensation programs, and our Audit Committee is responsible for overseeing management of certain financial and regulatory risk areas. The Board’s oversight role is supported by management reporting processes that are designed to provide the Board and committees visibility into the identification, assessment, and management of critical risks. The Board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board. Our Board’s role in risk oversight is consistent with the Board’s leadership structure, with the members of management having responsibility for assessing and managing our risk exposure, and the Board and committees of the Board providing oversight in connection with those efforts.

Board of Directors Meetings and Committees

During the fiscal year ended March 31, 2017, the Board of Directors held seven meetings. For the fiscal year, each of the directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he had been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served during the periods that he served. We encourage our directors to attend our annual stockholders meetings. Last year, five of the directors then serving attended the Company’s annual stockholders meeting, either in person or by audio conference.

Stockholder Communications with the Board of Directors

The Board provides a process for stockholders of the Company to send communications to the Board. Stockholders may communicate with the Board as a whole, with a committee of the Board, or with an individual director by sending a letter to the Company’s Corporate Secretary at Determine, Inc., 615 West Carmel Drive, Suite 100, Carmel, Indiana 46032. Each such communication should set forth (i) the name and address of such stockholder, as they appear on the Company’s books, and if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the class and number of shares of the Company’s stock that are owned of record by such record holder and beneficially by such beneficial owner. The Secretary will forward any such communication to the Board generally or to a particular director, subject to screening out communications that (i) are solicitations for products and services, (ii) matters of a personal nature not relevant for stockholders or (iii) matters that are of a type that render them improper or irrelevant to the functioning of the Board and the Company.

Audit Committee

During the fiscal year ended March 31, 2017, the Audit Committee held three meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the adequacy of the Company’s financial reporting and disclosure controls and processes, the adequacy of the Company’s internal control policies, the selection of the Company’s independent auditors, the scope of the annual audits, fees to be paid to the Company’s registered independent public accounting firm, the performance of the Company’s registered independent public accounting firm and the accounting practices of the Company.

The current members of the Audit Committee are Messrs. Casey (Chairperson), Howe and Gullard. The Board of Directors has determined that all persons who served as members of the Company’s Audit Committee are or were independent as defined under NASDAQ Rule 5605(a)(2) and Rule 10A-3(b)(1) of the Securities and Exchange Commission. The Board has determined that Mr. Casey is an audit committee financial expert within the meaning of applicable SEC rules.

The Audit Committee acts pursuant to a written charter, which is available on the Company’s website at http://investor.determine.com.

Compensation Committee

During the fiscal year ended March 31, 2017, the Compensation Committee did not hold any formal meetings but its Chairman and members of the Committee have routinely provided input and recommendations to the Board. The Compensation Committee makes recommendations to the Board regarding the compensation of the Board members, reviews the performance of the executive officers of the Company, establishes compensation programs for such officers and determines their compensation, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the Company’s 2015 Equity Incentive Plan and 2001 Supplemental Plan, and administers the 1999 Employee Stock Purchase Plan.

The current members of the Compensation Committee are Messrs. Gullard (Chairperson), Howe and Sems. During the fiscal year ended March 31, 2017, the Compensation Committee was composed of three independent directors, as the term “independent director” is defined by the NASDAQ listing standards, including three “Non-Employee Directors” as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934.

The Compensation Committee acts pursuant to a written charter, which is available on the Company’s website at http://investor.determine.com.

The Compensation Committee has not used the services of outside consultants since the beginning of fiscal year 2010. While the Compensation Committee has the authority to delegate responsibilities to a sub-committee, it has not done so since the beginning of fiscal year 2010. The Compensation Committee has frequently consulted the Company’s officers and the Chairman of the Board, and these individuals have made recommendations with regard to the compensation of officers other than themselves, but the final decisions are made solely by the committee members.

Nominating/Corporate Governance Committee

During the fiscal year ended March 31, 2017, the Nominating/Corporate Governance Committee did not hold any formal meetings. The Nominating/Corporate Governance Committee is charged with reviewing, acting on and reporting to the Board with respect to overseeing the search for, evaluation of, and nomination of directors for service on the Board and its committees, including candidates nominated by stockholders. In addition, the Nominating/Corporate Governance Committee is charged with evaluating the performance of the Board, reviewing its composition and structure, and overseeing and implementing continuing education programs.

The current members of the Nominating/Corporate Governance Committee are Messrs. Casey, Howe and Sems (Chairperson).

The charter of the Nominating/Corporate Governance Committee acts pursuant to a written charter, which is available on the Company’s website at http://investor.determine.com.

In evaluating existing directors and nominees for director candidates to recommend to the Board, the Nominating/Corporate Governance Committee will take into account the appropriate skills and guidelines required of Board members in the context of the current make-up of the Board. These guidelines and skills of the Board, as a whole, may include:

●	various and relevant career experience;

●	relevant skills, such as an understanding of the software industry;

●	financial expertise;

●	diversity; and

●	local and community ties.

The minimum qualifications and skills that each director should possess include:

●	the highest professional and personal ethics and values;

●	broad experience at the policy-making level in business, government, education, technology or public interest;

●	a commitment to enhancing stockholder value; and

●	sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.

The Nominating/Corporate Governance Committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of these factors. Neither the Nominating/Corporate Governance Committee nor the Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees. However, both may consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board of Directors at that time, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity. In general, the Nominating/Corporate Governance Committee seeks director nominees with the talents and backgrounds that provide the Board of Directors with an appropriate mix of knowledge, skills and experience for the needs of the Company’s business. The Nominating/Corporate Governance Committee and the Board of Directors discuss the composition of directors on the Board, including diversity of background and experience, as part of the annual Board evaluation process.

The Nominating/Corporate Governance Committee believes that the continuing service of qualified incumbent directors promotes stability and continuity on the Board, contributing to the Board’s ability to work effectively as a collective body, while providing the Company with the benefits of familiarity and insight into the Company’s affairs that its directors have developed over the course of their service. Accordingly, consistent with past Company practice, the Nominating/Corporate Governance Committee will first consider recommending incumbent directors who wish to continue to serve on the Board for re-election at the Company’s Annual Meeting of stockholders.

In determining whether to recommend a director for re-election, the Nominating/Corporate Governance Committee will also consider, among other criteria, the director’s tenure on the Board, past attendance at meetings, participation in and contributions to the activities of the Board, the director’s continued independence (including any actual, potential or perceived conflicts of interest), as well as the director’s age and changes in his or her principal occupation or professional status.

In situations where the Nominating/Corporate Governance Committee determines not to recommend an incumbent director for re-election, an incumbent director declines to stand for re-election, or a vacancy arises on the Board for any reason (including the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board), the Nominating/Corporate Governance Committee may commence a search for new director nominees. The Nominating/Corporate Governance Committee may, in its discretion, consider bona fide candidates from all relevant sources, including stockholders, current Board members, professional search firms, who may pay a fee to assist with the identification and evaluation of potential candidates for director, and other persons.

The nominees to the Board have been recommended for nomination by the Nominating/Corporate Governance Committee for inclusion in this proxy statement and on the Company’s proxy card.

Recommendation of Nominees by Stockholders

The Company’s Corporate Governance Guidelines specify that the Board will consider all bona fide director candidates nominated by stockholders and establish procedures by which stockholders may submit recommendations of director candidates. These procedures are as follows:

●	To recommend a candidate for election to our Board, a stockholder must notify our Nominating/Corporate Governance Committee by writing to our General Counsel.

●	The stockholder’s notice must set forth the following information:

(i) To the extent reasonably available, information relating to such director candidate and such stockholder that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which such individual is a nominee for election to the Board;

(ii) The director candidate’s written consent to (A) if selected, be named in the Company’s proxy statement and proxy and (B) if elected, to serve on the Board; and

(iii) Any other information that such stockholder believes is relevant in considering the director candidate.

Stockholders wishing to submit director candidates for consideration by the Nominating/Corporate Governance Committee should also comply with the notice and information requirements of the Company’s bylaws, a copy of which was filed as an exhibit to the current report on Form 8-K dated June 21, 2017, as discussed below. See “Stockholder Proposals for 2018 Annual Meeting - Requirements for Stockholder Proposals to be Brought Before the Annual Meeting.” Among other things, such stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The Nominating/Corporate Governance Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates. In addition, the Committee may also consider, as one of the factors in its evaluation, the amount of Company voting stock held by the stockholder and the length of time the stockholder has held such stock. The Nominating/Corporate Governance Committee may request any additional information reasonably necessary to assist it in assessing a proposed candidate.

Code of Ethics

The Board of Directors has adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers and a Code of Business Conduct applicable to all directors, officers and employees of the Company pursuant to applicable rules of the SEC and the listing standards of the NASDAQ. The Code of Ethics for Chief Executive Officer and Senior Financial Officers and Code of Business Conduct can be found on our website, at http://investor.determine.com.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Company is asking the stockholders to ratify the appointment of Armanino LLP (“Armanino”) as the Company’s registered independent public accounting firm for the fiscal year ending March 31, 2018.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different registered independent public accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

Armanino has audited the Company’s financial statements since September 21, 2005. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

A summary of the fees paid to Armanino during the prior fiscal year is contained in the section entitled “Audit Fees.”

Votes Required

The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Armanino.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ARMANINO LLP TO SERVE AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2018.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee serves as the representative of the Board of Directors for general oversight of the financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and the Company’s Standards of Business Conduct. In addition, the Audit Committee annually appoints an independent registered public accounting firm to audit the financial statements of the Company. The current members of the Audit Committee are Messrs. Casey (Chairperson), Howe and Gullard. Mr. Howe was appointed to the Audit Committee in January 2009. Messrs. Casey and Gullard were appointed to the Audit Committee in October 2010. Mr. Casey was appointed Chairperson of the Audit Committee on October 8, 2010.

The Company’s management has primary responsibility for preparing the Company’s financial statements and financial reporting process. On September 21, 2005, the Company engaged Armanino as its independent registered public accounting firm. Armanino is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States since the date of its engagement. The Audit Committee has general oversight responsibility with respect to the financial reporting process and the overall scope of the Company’s audit, and it reviews the results of the audit as well as other services provided by the Company’s independent registered public account firm. As part of this process, the Audit Committee meets periodically with representatives of Armanino, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of our financial reporting.

In this context, the Audit Committee hereby reports as follows:

●

The Audit Committee has reviewed and discussed with the Company’s management and Armanino the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and controls, including the clarity of disclosures in the financial statements.

●

The Audit Committee has discussed with Armanino, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

●

The Audit Committee discussed with Armanino their independence from the Company and its management. The Audit Committee has received the written disclosures and the letter from Armanino required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T and has discussed with Armanino its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2017 be included in the Company’s Annual Report on Form 10-K for that fiscal year for filing with the SEC.

Submitted by the following members of the Audit Committee:

Michael Casey, Chairperson J. Michael Gullard Alan Howe

Audit Fees

Our Audit Committee selected Armanino as our independent registered public accounting firm for the fiscal year ended March 31, 2017. The following table sets forth the aggregate fees we paid to Armanino, for professional services provided during our fiscal years ended March 31, 2016 and 2017.

	Fiscal 2016	Fiscal 2017

Audit fees(1)	$577,360	$666,204
Audit-related fees(2)
Tax fees(3)	$113,059	$-
All other fees(4)	$340,082	-
Total fees	$1,030,501	$666,204

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of the quarterly consolidated financial statements that are normally provided by Armanino in connection with regulatory filings or engagements.

(2)	Audit-related fees relate to assurance and related services that are reasonably related to the audit or review of our financial statements.

(3)	Tax fees consist of fees for tax planning and tax compliance services.

(4)	Other fees are comprised of fees for services provided by the Company’s principal accountant related to the acquisition of b-pack.

Section 10A(i)(1) of the Exchange Act requires that all audit and non-audit services to be performed by the Company’s independent registered public accounting firm be approved in the advance by the Audit Committee, subject to certain exceptions to non-audit services accounting for less than five percent of the total fees which are subsequently ratified by the Audit Committee (the “De Minimis Exception”). Pursuant to Section 10A(i)(1) of the Exchange Act, the Audit Committee has established procedures by which it pre-approves such services at each regularly scheduled meeting. Such procedures can be found in the Audit Committee’s written charter, which is available on the Company’s website at http://investor.determine.com. None of the non-audit services described above were performed pursuant to the De Minimis Exception during the periods in which the pre-approval requirement has been in effect.

EXECUTIVE OFFICERS

The following table sets forth, as of July 28, 2017, the names and certain information concerning our executive officers:

Name	Age	Position
Patrick Stakenas	57	President, Chief Executive Officer
John Nolan	53	Chief Financial Officer

Patrick Stakenas was appointed President and Chief Executive Officer of the Company and a member of the Board of Directors on June 3, 2015. Previously, Mr. Stakenas served as the Company’s Chief Strategy Officer since January 2014. Prior to joining the Company, Mr. Stakenas was a Gartner Analyst authoring forward-looking strategies that helped enterprises and vendors shape their future technology offerings. He has been involved with enterprise-supporting technology for almost 20 years. Having founded ForceLogix Technologies Inc. in 2005, he led the company to a successful IPO and ultimate acquisition by CallidusCloud in 2011. Mr. Stakenas formerly served in executive roles at CCC Information Services, FileNet, Inc., and OpenText Corporation. Mr. Stakenas served for 14 years with RR Donnelly, prior to its acquisition by Moore Corporation Ltd., in various management and executive roles. Mr. Stakenas holds a Bachelor’s degree in Business Administration and Marketing from Ferris State University and an Executive Management Certificate from Northwestern’s Kellogg School of Business.

John Nolan was appointed as our Chief Financial Officer on October 7, 2015. Prior to joining the Company, Mr. Nolan was the President of Quadel Consulting Corporation since 2013. Mr. Nolan joined Quadel Consulting Corporation in 2006 and previously served as its Executive Vice President, Chief Financial Officer, Chief Operating Officer and Vice President. Prior to joining Quadel, Mr. Nolan held various senior management positions with MCI Inc., including Vice President of Corporate Finance for MCI Telecommunications Inc. and Vice President of Corporate Finance for the MCI Group. He was responsible for planning, segment reporting, and profitability modeling for the $21 billion company, and led MCI's restructuring efforts by creating the financial plan of reorganization. During his fifteen-year tenure at MCI, he also oversaw the purchase and integration of several companies and held various other accounting and finance management positions. Prior to joining MCI, he held accounting positions at IBM, where he worked from 1988 to 1990. Mr. Nolan has spoken on financial leadership and cost analysis at Chief Financial Officer Magazine, Better Management Live and IDC conferences. The costing systems he put in place at MCI received the 2004 Enterprise Intelligence award from the software company SAS. Mr. Nolan has a Bachelor’s degree in Management from Tulane University and a Master’s degree in Business Administration from the University of Texas at Austin. Mr. Nolan earned his CPA license in Virginia.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Certain Beneficial Owners and Management

The following tables set forth, as of July 21, 2017, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent 5% of the Company’s outstanding shares, (ii) each of the Company’s current directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following tables does not necessarily reflect the person’s actual voting power at any particular date. The Company has relied upon the contents of statements filed with the SEC pursuant to Section 13(d) of the Exchange Act.

To the Company’s knowledge, except as indicated in the footnotes to these tables and pursuant to applicable community property laws, the persons named in the tables have sole voting and investment power with respect to all shares of the Company as beneficially owned by them.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Lloyd I. Miller III (1) 3300 S. Dixie Highway, Suite 1-365, West Palm Beach, FL 33405	5,251,269	31.44%
Common Stock	Austin W. Marxe and David M. Greenhouse (2) 527 Madison Avenue, Suite 2600, New York, NY, 10022	1,061,473	7.10%
Common Stock	Diker Management LLC (3) 730 Fifth Avenue, 15th Floor, New York, NY 10019	1,313,604	8.79%
Common Stock	Alan Howe (4)	83,611	*
Common Stock	Lloyd Sems (5)	284,338	1.94%
Common Stock	Patrick Stakenas (6)	413,892	2.77%
Common Stock	John Nolan (7)	104,166	*
Common Stock	Michael J. Casey (8)	75,170	*
Common Stock	J. Michael Gullard (9)	74,205	*
Common Stock	Michael Brodsky (10)	504,928	3.39%
Common Stock	All executive officers and directors as a group (7 persons) (11)	1,540,310	9.96%

* Less than 1% of the outstanding shares of Common Stock.

Note:	Percentage of ownership is based on 14,602,720 shares of Common Stock of the Company outstanding on July 21, 2017.

(1)

Includes 5,251,269 shares beneficially held by Mr. Miller as of July 21, 2017. Mr. Miller has sole voting and dispositive power with respect to 2,631,836 of the reported securities (which includes 381,356 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of July 21, 2017 and 685,814 shares of Common Stock issuable upon the conversion of junior secured convertible notes convertible within 60 days of July 21, 2017) as a manager of a limited liability company that is the general partner of certain limited partnerships. Mr. Miller has sole voting and dispositive power with respect to 1,785,013 of the reported securities (which includes 268,709 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of July 21, 2017 and 342,139 shares of Common Stock issuable upon the conversion of junior secured convertible notes convertible within 60 days of July 21, 2017) as a manager of a limited liability company that is the investment advisor to the trustee of certain family trusts. Mr. Miller has shared voting and dispositive power with respect to 2,100 of the reported securities as the investment advisor to the trustee of a family trust. Mr. Miller has shared voting and dispositive power with respect to 239,361 of the reported securities (which includes 79,787 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of July 21, 2017) as the agent under a general durable power of attorney with respect to shares of Common Stock held in a trust account. 592,959 of the reported securities are held directly by Mr. Miller (which includes 342,139 shares of Common Stock issuable upon the conversion of junior secured convertible notes convertible within 60 days of July 21, 2017). This information is based on a Schedule 13D/A filed by Mr. Miller on June 27, 2017.

(2)

Consists of (i) 279,591 shares of Common Stock and 127,583 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of July 21, 2017 held by Special Situations Private Equity Fund, L.P. (“SSPEF”), (ii) 66,522 shares of Common Stock and 33,069 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of July 21, 2017 held by Special Situations Technology Fund, L.P. (“SSFTech”), and (iii) 370,107 shares of Common Stock and 184,601 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of July 21, 2017 held by Special Situations Technology Fund II, L.P. (“SSFTechII”). AWM Investment Company, Inc. (“AWM”) is the investment adviser to SSFPE, SSFTech and SSFTechII. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Marxe, Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the funds listed above.

(3)

Consists of (i) 95,833 shares of Common Stock and 30,208 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of July 21, 2017 held by Diker Microcap Fund (“DMF”), and (ii) 880,915 shares of Common Stock and 306,648 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of July 21, 2017 held by Unterberg Koller Capital Fund LP (“UKC”). Diker GP LLC is the general partner of DMF, and Diker-UKC GP LLC is the general partner of UKC. Diker Management LLC is the investment management company for DMF and UKC and shares voting and investment control over the portfolio securities of each fund. Charles M. Diker, Chairman of Diker Management LLC, and Mark N. Diker, Chief Executive Officer of Diker Management LLC, hold voting and investment power over the shares owned by DMF and UKC.

(4)

Includes 49,405 shares of Common Stock held by Mr. Howe, 16,666 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of July 21, 2017, 14,881 shares of common stock issuable upon release of restricted stock units releasable within 60 days of July 21, 2017, and 2,659 shares of Common Stock issuable upon the exercise of a warrant exercisable within 60 days of July 21, 2017.

(5)

Includes 239,458 shares of Common Stock held by Mr. Sems, 14,999 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of July 21, 2017, 14,881 shares of common stock issuable upon release of restricted stock units releasable within 60 days of July 21, 2017, and 15,000 shares of common stock issuable upon the exercise of a warrant exercisable within 60 days of July 21, 2017.

(6)

Includes 79,574 shares of Common Stock held by Mr. Stakenas, 330,444 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of July 21, 2017, and 3,874 shares of Common Stock issuable upon release of restricted stock units releasable within 60 days of July 21, 2017.

(7) Includes 104,166 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of July 21, 2017.

(8)

Includes 45,964 shares of Common Stock held by Mr. Casey, 11,666 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of July 21, 2017, 14,881 shares of Common Stock issuable upon release of restricted stock units releasable within 60 days of July 21, 2017, and 2,659 shares of Common Stock issuable upon the exercise of a warrant exercisable within 60 days of July 21, 2017.

(9)

Includes 31,586 shares of Common Stock held by Mr. Gullard, 11,666 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of July 21, 2017, 14,881 shares of Common Stock issuable upon release of restricted stock units releasable within 60 days of July 21, 2017, and 16,072 shares of Common Stock held beneficially by The Gullard Family Trust (including 5,357 shares of Common Stock issuable upon the exercise of a warrant exercisable within 60 days of July 21, 2017), of which Mr. Gullard is the trustee.

(10)

Includes 122,014 shares of Common Stock held by Mr. Brodsky, 230,600 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of July 21, 2017, 6,300 shares of Common Stock issuable upon release of restricted stock units releasable within 60 days of July 21, 2017, and 146,014 shares of Common Stock held beneficially by the Vajra Fund I, L.P. (including 39,171 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of July 21, 2017), of which Mr. Brodsky is the general partner.

(11)

Includes 685,559 shares of Common Stock, 720,207 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of July 21, 2017, 69,698 shares of Common Stock issuable upon release of restricted stock units releasable within 60 days of July 21, 2017, and 64,846 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of July 21, 2017.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary

Our Compensation Committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns management’s interests with those of our stockholders. Our Compensation Committee also believes that the compensation of our executive officers is both appropriate and responsive to the goal of improving stockholder value.

Fiscal 2017 Summary Compensation Table

The following table sets forth, for the last two fiscal years, the dollar value of all cash and non-cash compensation earned by each person who, for fiscal year 2017, may be considered a “named executive officer” under the rules of the SEC (the “Named Executive Officers”).

Name and Principal Position (3)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(4)	Option Awards ($)(1)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
John Nolan	2017	250,000	-	-	-	-	14,652	264,652
Chief Financial Officer	2016	121,212	-	-	208,578	-	6,256	336,046
Michael Brodsky (2)	2017	71,250	-	68,040	255,061	-	11,485	405,836
Executive Chairman	2016	150,000			89,720	-	8,440	248,160
Patrick Stakenas	2017	300,000	-		-	-	10,703	310,703
President and Chief Executive Officer	2016	287,500	-	313,520	531,599	-	4,063	1,136,682

(1)

The amounts in the Stock Awards and Option Awards columns reflect the grant date fair value of stock awards and option awards granted in the fiscal years shown, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of option award amounts are included in Note 14 to the financial statements set forth in our annual report on Form 10-K filed on June 12, 2017 (Commission File No. 000-29637).

(2)

Mr. Brodsky was appointed Chairman and Interim Chief Executive Officer on August 6, 2013, and became an executive officer at that time. On December 4, 2013, Mr. Brodsky resigned as Interim Chief Executive Officer and was appointed as Executive Chairman. On September 1, 2016, Mr. Brodsky resigned as Executive Chairman.

(3)	The Company does not consider any other Company employees to be “named executive officers” as defined in Item 402(m) of Regulation S-K.

(4)	The material terms of the referenced grants are included in the footnotes to the Outstanding Equity Awards table below and incorporated herein by reference.

(5)	Comprised of life insurance premiums and health savings account contributions paid by the Company, unless otherwise noted in the footnotes above.

Outstanding Equity Awards at Fiscal Year-End 2017

The following table sets forth information regarding outstanding equity awards as of March 31, 2017, for each of our Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights of Stock That Have Not Vested ($)(1)
Patrick Stakenas (2)	1	24,606		$1.64	02/23/2026			5,209	$17,710
		20,277		$1.64	02/23/2026			18,230	$61,982
	20,357	41,124		$6.14	06/15/2025			24,188	$82,239
	70,513	165,241		$1.64	02/23/2026
	127,118	342,244		$1.64	02/23/2026
	23,819	15,679		$6.14	06/15/2025
John Nolan (3)	35,416	64,584		$3.34	11/16/2025
	14,102	37,970		$1.64	02/23/2026
	22,027	68,295		$1.64	02/23/2026
	4,495	3,111		$1.64	02/23/2026
Michael Brodsky (4)	5,000	-	-	$5.18	11/09/2020			18,900	$64,260
	50,000	-	-	$5.83	09/02/2024
	37,500	12,500	-	$3.99	09/02/2025
	37,800	37,800		$1.80	09/02/2026
	50,000			$5.72	8/12/2023
		100,000		$1.80	09/02/2026

(1)

Computed in accordance with SEC rules as the number of unvested shares or units multiplied by the closing market price of our Common Stock at the end of the 2017 fiscal year, which was $3.40 on March 31, 2017. The actual value (if any) to be realized by the officer depends on whether the shares vest and on the future performance of our Common Stock.

(2)

Mr. Stakenas was granted 25,000 restricted stock units on January 28, 2014, one quarter (1/4) of which vested on January 28, 2015, and the remaining balance of which vests in equal monthly installments in the three years of continuous service thereafter. Additionally, Mr. Stakenas was granted 2,209 restricted stock units on June 23, 2014, which became fully vested on June 30, 2015. Mr. Stakenas was granted (i) a non-qualified option to purchase 39,498 shares of the Company’s common stock and (ii) an incentive stock option to purchase 61,481 shares of the Company’s common stock on June 15, 2015; each option is exercisable for 10 years, subject to vesting over a 48-month period, with one quarter (1/4) of the option shares of each option vesting on June 15, 2016, and the remaining option shares vesting in equal monthly installments over the following 36 months of continuous service to the Company. Additionally, on June 15, 2015, Mr. Stakenas was granted 43,000 restricted stock units, with one quarter (1/4) of the restricted stock units vesting on June 30, 2016, and the remaining balance of which vests in equal monthly installments in the three years of continuous service thereafter. On February 16, 2016, Mr. Stakenas was granted 25,000 restricted stock units, one quarter (1/4) of which will vest on February 10, 2017, and the remaining balance of which vests in equal monthly installments in the three years of continuous service thereafter.  Mr. Stakenas was granted (i) a non-qualified option to purchase 235,794 shares of the Company’s common stock, (ii) an incentive stock option to purchase 24,607 shares of the Company’s common stock, (iii) an incentive stock option to purchase 20,277 shares of the Company’s common stock, and (iv) a non-qualified option to purchase 469,362 shares of the Company’s common stock on February 23, 2016; each option is exercisable for 10 years, subject to vesting over a 48-month period, with one quarter (1/4) of the option shares of each option vesting on February 23, 2017, and the remaining option shares vesting in equal monthly installments over the following 36 months of continuous service to the Company.

(3)

Mr. Nolan was granted a non-qualified option to purchase 100,000 shares of the Company’s common stock, exercisable for 10 years, subject to vesting over a 48-month period, with one quarter (1/4) of the option shares vesting after 12 months of continuous service from Mr. Nolan’s start date, and the remaining option shares vesting in equal monthly installments over the following 36 months of continuous service to the Company. Additionally, Mr. Nolan was granted (i) an incentive stock option to purchase 52,072 shares of the Company’s common stock, (ii) an incentive stock option to purchase 90,322 shares of the Company’s common stock, and (iii) a non-qualified option to purchase 7,606 shares of the Company’s common stock on February 23, 2016; each option is exercisable for 10 years, subject to vesting over a 48-month period, with one quarter (1/4) of the option shares of each option vesting on February 23, 2017, and the remaining option shares vesting in equal monthly installments over the following 36 months of continuous service to the Company.

(4)

Mr. Brodsky was granted 5,000 shares of non-qualified incentive stock options on November 9, 2010, which vested in three annual installments from October 7, 2011. Mr. Brodsky was granted 5,103 restricted stock units on January 5, 2011, which became fully vested on January 5, 2012. Mr. Brodsky was granted 6,511 restricted stock units on February 7, 2012, which became fully vested on February 7, 2013. Mr. Brodsky was granted 4,578 restricted stock units on January 22, 2013, which became fully vested on January 22, 2014. Mr. Brodsky was granted a non-qualified option to purchase 50,000 shares of the Company’s common stock on August 12, 2013, which became fully vested on August 6, 2015. Mr. Brodsky was also granted 25,000 restricted stock units on August 12, 2013, which became fully vested on August 6, 2016. Additionally, Mr. Brodsky was granted a non-qualified option to purchase 50,000 shares of the Company’s common stock on September 2, 2014, which vests over a 24 month period in equal quarterly installments from September 1, 2014, the vesting commencement date. Mr. Brodsky was also granted 25,000 restricted stock units on September 2, 2014, which vest over a 24 month period in equal quarterly installments from September 1, 2014, the vesting commencement date. Mr. Brodsky was also granted a non-qualified option to purchase 50,000 shares of the Company’s common stock on September 2, 2015, which vests over a 24 month period in equal monthly installments from September 2, 2015, the vesting commencement date. Mr. Brodsky was granted a non-qualified option to purchase 75,600 shares of the Company’s common stock on September 2, 2016, which vests over a 12 month period in equal monthly installments from September 2, 2016, the vesting commencement date. Additionally, Mr. Brodsky was granted 37,800 restricted stock units on September 2, 2016, which vest over a 12 month period in equal monthly installments from September 2, 2016, the vesting commencement date. Mr. Brodsky was also granted a non-qualified option to purchase 100,000 shares of the Company’s common stock on September 2, 2016, which will vest 50% after the date two years from September 1, 2016 and the balance in equal monthly installments over the 24-month period thereafter.

Employment Agreement with Executive Chairman

Mr. Brodsky is party to an employment arrangement with the Company which provides for a monthly salary of $1,250. Mr. Brodsky was also granted an initial grant of 25,000 restricted stock units representing shares of the Company’s common stock and an option to purchase 50,000 shares of the Company’s common stock under the Company’s 1999 Equity Incentive Plan, subject to vesting quarterly over a 24-month period whether or not Mr. Brodsky continued his employment, so long as Mr. Brodsky did not voluntarily resign prior to the six months of continuous service. Mr. Brodsky was granted an additional grant of 25,000 restricted stock units representing shares of the Company’s common stock and an option to purchase 50,000 shares of the Company’s common stock under the Company’s 1999 Equity Incentive Plan, subject to vesting quarterly over a 24-month period whether or not Mr. Brodsky continued his employment. Mr. Brodsky was further granted an option to purchase 50,000 shares of the Company’s common stock under the Company’s 2015 Equity Incentive Plan, subject to vesting quarterly over a 24-month period whether or not Mr. Brodsky continued his employment, and an agreement to provide an additional grant of 50,000 restricted stock units representing shares of the Company’s common stock effective upon his resignation date as Executive Chairman on August 28, 2016. Mr. Brodsky was further granted an option to purchase 75,600 shares of the Company’s common stock under the Company’s 2015 Equity Incentive Plan, subject to vesting monthly over a 12-month period subject to Mr. Brodsky’s continuous service. Mr. Brodsky was granted an additional grant of 37,800 restricted stock units representing shares of the Company’s common stock under the Company’s 2015 Equity Incentive Plan, subject to vesting monthly over a 12-month period subject to Mr. Brodsky’s continuous service. Mr. Brodsky was further granted an option to purchase 100,000 shares of the Company’s common stock under the Company’s 2015 Equity Incentive Plan, which will vest 50% after the date two years from September 1, 2016 and the balance in equal monthly installments over the 24-month period thereafter, in each case subject to Mr. Brodsky’s continuous service. The restricted stock units and options will automatically accelerate and be fully vested upon a Change in Control of the Company.

Employment Agreement with President and Chief Executive Officer

In connection with his appointment as President and Chief Executive Officer of the Company, on June 3, 2015 the Company entered into an employment offer letter and a severance agreement with Mr. Stakenas. The employment offer letter provides for an annual salary of $300,000 and provides that Mr. Stakenas will be eligible to be considered for an incentive bonus as may be established by the Board of Directors or the Board’s Compensation Committee from time to time. The severance agreement provides that if Mr. Stakenas’s employment is terminated by the Company without Cause or by Mr. Stakenas for Good Reason, in each case within 12 months following a Change in Control of the Company (as each such term is defined in the severance agreement), the Company will be required to pay Mr. Stakenas severance benefits equal to his then-existing base salary and the employer portion of Mr. Stakenas’s monthly health insurance premium for a period of 12 months following his separation from service, less applicable withholdings and deductions and subject to Mr. Stakenas signing a general release of claims. If Mr. Stakenas’s employment is terminated by the Company without Cause prior to a Change in Control, the Company will be required to pay Mr. Stakenas severance benefits equal to his then-existing base salary and the employer portion of Mr. Stakenas’s monthly health insurance premium for a period of 6 months following his separation from service, less applicable withholdings and deductions and subject to Mr. Stakenas signing a general release of claims.

Employment Agreement with Chief Financial Officer

In connection with his appointment as Chief Financial Officer of the Company, on October 7, 2015, the Company entered into an employment offer letter and a severance agreement with Mr. Nolan. The employment offer letter provides for an annual salary of $250,000 and provides that Mr. Nolan will be eligible to be considered for an annual incentive bonus of up to $75,000 based on criteria to be established by the Company’s Chief Executive Officer. The severance agreement provides that if Mr. Nolan’s employment is terminated by the Company without Cause or by Mr. Nolan for Good Reason, in each case within 12 months following a Change in Control of the Company (as each such term is defined in the severance agreement), the Company will be required to pay Mr. Nolan severance benefits equal to his then-existing base salary and the employer portion of Mr. Nolan’s monthly health insurance premium for a period of 12 months following his separation from service, less applicable withholdings and deductions and subject to Mr. Nolan signing a general release of claims. If Mr. Nolan’s employment is terminated by the Company without Cause prior to a Change in Control, the Company will be required to pay Mr. Nolan severance benefits equal to his then-existing base salary and the employer portion of Mr. Nolan’s monthly health insurance premium for a period of 6 months following his separation from service, less applicable withholdings and deductions and subject to Mr. Nolan signing a general release of claims.

Fiscal 2017 Director Compensation

The following table sets forth the compensation of the members of our Board of Directors for fiscal year 2017 except for Messrs. Brodsky and Stakenas, who did not receive compensation for serving as a director under the Company’s compensation program for non-employee directors since each was an employee of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Michael Casey	55,000	38,542	7,179	100,721
J. Michael Gullard	45,000	38,542	7,179	90,721
Lloyd Sems	45,000	38,542	7,179	90,721
Alan Howe	45,000	38,542	7,179	90,721

(1)

The amounts in the Stock Awards and Option Awards columns reflect the grant date fair value of stock awards and option awards granted in the fiscal year 2017, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of option award amounts are included in Note 14 to the financial statements set forth in our annual report on Form 10-K filed on June 12, 2017 (Commission File No. 000-29637). Our directors held the following option awards and stock awards granted in connection with each of their service as a director at March 31, 2017: Alan Howe, 20,000 shares subject to option awards and 14,881 shares subject to stock awards; Lloyd Sems, 18,333 shares subject to option awards and 14,881 shares subject to stock awards; J. Michael Gullard, 15,000 shares subject to option awards and 14,881 shares subject to stock awards; Michael Casey, 15,000 shares subject to option awards and 14,881 shares subject to stock awards.

Under the director compensation policy in effect during fiscal year 2017, each non-employee director was paid a $45,000 annual retainer fee, and the audit committee chair was paid an additional $10,000 annual fee. Travel expenses incidental to meeting attendance are reimbursed.

In addition, each non-employee director receives restricted stock units with a market value of $25,000 per year. All of the restricted stock units vest on the first anniversary of the grant, with immediate full vesting in the event of a change in control. Upon taking office and every three years thereafter, each non-employee director also receives an option to purchase 5,000 shares. The options vest over three years, with immediate full vesting in the event of a change in control.

Equity Compensation Plan Information

The following table sets forth as of March 31, 2017, certain information regarding our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and RSU's	Weighted Average Exercise Price per Share of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by stockholders
1996 and 1999 Equity Incentive Plans	239	$6.20	-
2015 Equity Incentive Plan	3,355	$2.13	594
Equity compensation plans not approved by stockholders
IASTA	375	$6.61	-
Inducement Plan	642	$4.32	-
NOLN Plan(1)	100	$3.34	-
Total	4,711	$3.06	594

(1)	These plans permit the grant of options, stock appreciation rights, shares of restricted stock and stock units.

(2)	The 1999 Equity Incentive Plan was terminated concurrent with the adoption of the 2015 Equity Incentive Plan.

Stock Option Plans-Not Required to be Approved by Stockholders

2001 Supplemental Plan

We adopted the 2001 Supplemental Plan (the “Supplemental Plan”) on May 30, 2001; the Supplemental Plan did not require stockholder approval. A total of approximately 250,000 shares of common stock have been reserved for issuance under the Supplemental Plan. With limited restrictions, if shares awarded under the Supplemental Plan are forfeited, those shares will again become available for new awards under the Supplemental Plan. The Supplemental Plan permits the grant of non-statutory options and shares of restricted stock. Employees and consultants, who are not officers or members of the Board of Directors, are eligible to participate in the Supplemental Plan. Options are granted at an exercise price of not less than 85% of the fair market value per share on the date of grant. Options generally vest with respect to 25% of the shares one year after the options’ vesting commencement date and the remainder vest in equal monthly installments over the following 36 months. Options granted under the Supplemental Plan have a maximum term of ten years.

The Compensation Committee of the Board of Directors administers the Supplemental Plan and has complete discretion to make all decisions relating to the interpretation and operation of the Supplemental Plan. The Compensation Committee has the discretion to determine which eligible persons are to receive an award, and to determine the type, number, vesting requirements and other features and conditions of each award. The exercise price of options may be paid with: cash, outstanding shares of common stock, the cashless exercise method through a designated broker, a pledge of shares to a broker or a promissory note. The purchase price for newly issued restricted shares may be paid with: cash, a promissory note or the rendering of past or future services. The Compensation Committee may reprice options and may modify, extend or assume outstanding options. The Compensation Committee may accept the cancellation of outstanding options in return for the grant of new options. The new option may have the same or a different number of shares and the same or a different exercise price. If a merger or other reorganization occurs, the agreement of merger or reorganization shall provide that outstanding options and other awards under the Supplemental Plan shall be assumed or substituted with comparable awards by the surviving corporation or its parent or subsidiary, shall be continued by the Company if it is the surviving corporation, shall have accelerated vesting and then expire early or shall be cancelled for a cash payment. If a change in control occurs, awards will become fully exercisable and fully vested if the awards do not remain outstanding, are not assumed by the surviving corporation or its parent or subsidiary and if the surviving corporation or its parent or subsidiary does not substitute its own awards that have substantially the same terms for the awards granted under the Supplemental Plan. If a change in control occurs and a plan participant is involuntarily terminated within 12 months following this change in control, then the vesting of awards held by the participant will accelerate, as if the participant provided another 12 months of service. A change in control includes: a merger or consolidation after which the then-current stockholders own less than 50% of the surviving corporation, a sale of all or substantially all of the assets, a proxy contest that results in replacement of more than one-half of the directors over a 24-month period or an acquisition of 50% or more of the outstanding stock by a person other than a person related to the Company, including a corporation owned by the stockholders. The Board of Directors may amend or terminate the Supplemental Plan at any time. The Supplemental Plan will continue in effect indefinitely unless the Board of Directors decides to terminate the plan earlier.

Options Granted in Connection with the Acquisition of Iasta

On July 2, 2014, the Company acquired Iasta.com, Inc., an Indiana corporation (“Iasta.com”), and Iasta Resources, Inc. an Indiana corporation (“Iasta Resources” and together with Iasta.com, “Iasta”). In connection with the acquisition, the Company granted options to purchase an aggregate of 700,000 shares of common stock to 59 Iasta employees to attract and retain their services following the acquisition, including options to purchase 150,000 shares to each of David Bush, Jason Treida and Todd Epple. The non-qualified options each have an exercise price per share equal to $6.61. The options each have a 10-year term and vest over a 48-month period, with 25 percent of the option shares vesting after completion of 12 months of continuous service to the Company, and the remaining option shares vesting in equal monthly installments over the following 36 months of continuous service to the Company. The grants were made as inducements that were a material component of the compensation of the Iasta employees and subsequent acceptance of employment with the Company, and the options were granted as employment inducement awards pursuant to NASDAQ Listing Rule 5635(c)(4) approved by the majority of the Company’s independent directors.

Options Granted in Connection with the Acquisition of b-pack

On July 31, 2015, the Company acquired b-pack SAS, a French société par actions simplifiée (“b-pack”). In connection with the acquisition, the Company granted options to purchase an aggregate of 700,000 shares of common stock to 55 b-pack employees to attract and retain their services following the acquisition, including options to purchase 161,100 shares to Xavier Pierre-Bez, Chief Business Development Officer and Co-Founder, 20,700 shares to Bruno Charrat, COO, and 268,200 shares to Julien Nadaud, CEO and Co-Founder. The non-qualified options each have an exercise price per share equal to $4.32. The options each have a 10-year term and vest over a 48-month period, with 25 percent of the option shares vesting after completion of 12 months of continuous service to the Company, and the remaining option shares vesting in equal monthly installments over the following 36 months of continuous service to the Company. The grants were made as inducements that were a material component of the compensation of the Iasta employees and subsequent acceptance of employment with the Company, and the options were granted as employment inducement awards pursuant to NASDAQ Listing Rule 5635(c)(4) approved by the majority of the Company’s independent directors.

Option Granted to Chief Financial Officer

On November 16, 2015, the Company’s chief financial officer, John Nolan, was granted a non-qualified option to purchase 100,000 shares of the Company’s common stock at an exercise price per share of $3.34, exercisable for 10 years, subject to vesting over a 48-month period, with one quarter (1/4) of the option shares vesting after 12 months of continuous service from Mr. Nolan’s start date, and the remaining option shares vesting in equal monthly installments over the following 36 months of continuous service to the Company. Under the terms of his severance agreement, the option shares would vest in full if Mr. Nolan’s service to the Company is terminated by the Company without Cause or by him for Good Reason within 12 months following a Change in Control. The option was granted as an inducement grant outside of the Company’s 2015 Equity Incentive Plan in reliance on NASDAQ Listing Rule 5635(c)(4).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Other than the compensation arrangements with directors and executive officers and except as set forth below, there have been no transactions since April 1, 2015 (and there are no currently proposed transactions) in which:

●	We have been or are to be a participant;

●	The amount involved exceeds $120,000; and

●

Any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediately family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

In order to satisfy certain conditions for Western Alliance Bank to lend additional funds under its credit facility with the Company (the “Credit Facility”), on March 11, 2015, Lloyd I. Miller, III (“Mr. Miller”), and MILFAM each entered into a Limited Guaranty (the “2015 Guaranties”) with Western Alliance Bank to provide a limited, non-revocable guaranty of the Company’s Credit Facility in the amount of $1 million each, for a total guaranteed amount of $2 million. The term of the 2015 Guaranties was originally two years and was amended on April 22, 2016 to extend the term to April 20, 2018 and June 1, 2017 to extend the term to April 30, 2019. Western Alliance Bank, in its sole discretion, may reduce, but not increase, the guaranteed amount under the 2015 Guaranties during the term. In connection with the 2015 Guaranties, on March 11, 2015, the Company entered into a Guaranty Fee Agreement (the “2015 Fee Agreement”) with Mr. Miller, the Company’s largest stockholder, and MILFAM II L.P., pursuant to which the Company agreed to pay Mr. Miller and MILFAM an aggregate commitment fee of $100,000 and a monthly fee equal to (i) 1% of the loan amount then guaranteed under the 2015 Guaranties for the first 12 months of the term and (ii) 1.5% of the loan amount then guaranteed under the 2015 Guaranties for the second 12 months of the term. The commitment fee and the aggregate amount of the monthly fees are payable in cash by the Company within five business days following the termination or expiration of the 2015 Guaranties. On February 3, 2016, the Company entered into an Amendment to Guaranty Fee Agreement with Mr. Miller and MILFAM, pursuant to which the accrual of the fees was amended such that the monthly fees thereunder began accruing on the date that the Company draw from the Credit Facility the amounts guaranteed by Mr. Miller and MILFAM.

Additionally, on February 3, 2016, Alimco Financial Corporation, formerly known as Alliance Semiconductor Corporation (“Alimco”), an affiliate of Mr. Miller and a company for which Alan Howe, a director of the Company, serves as chief executive officer, entered into a Limited Guaranty (the “2016 Guaranty”) with Western Alliance Bank to provide a limited, non-revocable guaranty of the Company’s Credit Facility in the amount of $3 million, which was amended on January 23, 2017 to increase the amount of the guaranty to $4 million. In connection with such amendment, the Company concurrently entered into a Guaranty Fee Agreement with Alimco, pursuant to which the Company agreed to pay Alimco a commitment fee of $50,000 and a monthly fee during the term of the 2016 Guaranty equal to 10% of the additional guaranteed amount of $1 million divided by 12. The term of the 2016 Guaranty was originally two years and was amended on June 1, 2017 to extend the term to April 30, 2019. In connection with such amendment, the Company entered into a Guaranty Fee Agreement with Mr. Miller, MILFAM, and Alimco, pursuant to which the Company agreed to pay Mr. Miller, MILFAM, and Alimco an extension fee of an aggregate of 50,000 shares of the Company’s common stock on a pro rata basis to each of Mr. Miller, MILFAM, and Alimco. Western Alliance Bank, in its sole discretion, may reduce, but not increase, the guaranteed amount under the 2016 Guaranty during the term. In connection with the 2016 Guaranty, on February 2, 2016, the Company entered into a Guaranty Fee Agreement (the “2016 Fee Agreement”) with Alimco, whereby the Company agreed to pay Alimco an aggregate commitment fee of $100,000 and a monthly fee equal to 0.5% of the amount guaranteed under the 2016 Guaranty for the first 12 months of the term and 0.75% of the amount guaranteed under the 2016 Guaranty for the second 12 months of the term. Following the date that the Company draws from the Credit Facility the amount guaranteed under the 2016 Guaranty, the monthly fees shall increase to 1.0% during the first 12 months of the term and 1.5% during the second 12 months, respectively. The commitment fee and the aggregate amount of the monthly fees are payable in cash by the Company within five business days following the termination or expiration of the 2016 Guaranty. On April 22, 2016, the Company entered into a Second Amendment to 2015 Guaranty Fee Agreement and Amendment to 2016 Guaranty Fee Agreement with Mr. Miller, MILFAM and Alimco, to extend the term of the 2015 Fee Agreement and the 2016 Fee Agreement to cover the extended term of the 2015 Guaranty and 2016 Guaranty. On December 27, 2016, the Company entered into a Third Amendment to 2015 Guaranty Fee Agreement and Second Amendment to 2016 Guaranty Fee Agreement (the “Fee Amendment”) with Mr. Miller, MILFAM and Alimco, to reduce the amount of the monthly fees accrued under the 2015 Fee Agreement and the 2016 Fee Agreement to the ratable monthly amount of an aggregate annual fee equal to 10% of the amounts guaranteed under the 2015 Guaranty and 2016 Guaranty. Additionally, pursuant to the terms of the Fee Amendment, on December 27, 2016, the Company issued 277,248 shares of Company common stock to Mr. Miller, MILFAM and Alimco, at an issue price equal to approximately $1.89 per share, as payment for $524,000 of the monthly fees previously accrued under the 2015 Fee Agreement and the 2016 Fee Agreement.

On December 16, 2015, the Company entered into a Junior Secured Convertible Note Purchase Agreement with Mr. Miller and three of his affiliates, pursuant to which the Company issued and sold junior secured convertible promissory notes in the aggregate principal amount of $2.5 million. The notes are due on December 16, 2020 and accrue interest at an annual rate of 8% on the aggregate unconverted and outstanding principal amount, payable quarterly, beginning on December 31, 2015. The Company has the option to pay any amounts of interest due under the notes by converting such interest into shares of common stock of the Company, at a conversion price of $3.75 per share (as may be adjusted for any subdivision by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or similar event occurring prior to such record date, or as may be adjusted as further described below), based upon an interest rate amount calculated at 10% per year. Upon any default under the notes, the notes will bear interest at the rate of 13% per year or, if less, the maximum rate allowable under the laws of the State of New York. On December 27, 2016, the Company entered into an Amendment to Junior Secured Convertible Promissory Notes with Mr. Miller to terminate the Company’s option to pay quarterly accrued interest by conversion into shares of common stock of the Company and to provide, instead, that the Company may elect to pay quarterly interest by compounding and adding such interest amount to the unpaid principal amount of the notes, based on an interest rate calculated at 12% per year.

On December 27, 2016, the Company entered into a Junior Secured Convertible Note Purchase Agreement with two of Mr. Miller’s affiliates, pursuant to which the Company issued and sold junior secured convertible promissory notes in the aggregate principal amount of $2 million. The notes are due on December 27, 2021 and accrue interest at an annual rate of 10% on the aggregate unconverted and outstanding principal amount, payable quarterly, beginning on December 31, 2016. The Company has the option to pay any amounts of interest due under the notes by compounding and adding such interest amount to the unpaid principal amount of the notes, based on an interest rate calculated at 12% per year. Upon any default under the notes, the notes will bear interest at the rate of 13% per year or, if less, the maximum rate allowable under the laws of the State of New York.

On June 21, 2017, Mr. Miller and certain of his affiliated entities (collectively, the “Holders”) elected to convert approximately $970,000 of outstanding interest and principal payable under junior secured convertible promissory notes dated as of March 11, 2015 into an aggregate of 170,733 shares of the Company’s common stock at the conversion price of $5.70 per share. To induce the Holders to convert such notes, the Company entered into a subscription and investment representation agreement with the Holders pursuant to which it will issue an aggregate of 218,540 additional shares of common stock to the Holders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% percent of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of the Reporting Persons’ Section 16(a) reports or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended March 31, 2017, all Reporting Persons complied with all applicable filing requirements, with the exception of reports that were filed late for the following persons: Form 4 for Mr. Brodsky for 20,000 shares of Common Stock acquired on February 16, 2017 and 1,500 shares of Common Stock acquired on February 17, 2017; Form 4 for Mr. Brodsky for 50,000 restricted stock units granted on August 28, 2016, 37,800 restricted stock units granted on September 2, 2016, and stock options to purchase 175,600 shares of Common Stock granted on September 2, 2016; Form 4 for Mr. Brodsky for the withholding of 1,201 shares of Common Stock for tax liability on March 1, 2016; Form 4 for Mr. Stakenas for the withholding of 380 shares of Common Stock for tax liability on February 29, 2016 and 190 shares of Common Stock for tax liability on March 2, 2016.

FORM 10-K

THE COMPANY HAS INCLUDED WITH THIS PROXY STATEMENT A COPY OF THE COMPANY’S FORM 10-K REPORT FOR FISCAL YEAR ENDED MARCH 31, 2017, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. SHOULD YOU REQUIRE AN ADDITIONAL COPY, REQUESTS SHOULD BE SENT TO DETERMINE, INC., 615 WEST CARMEL DRIVE, SUITE 100, CARMEL, INDIANA 46032, ATTN: STOCKHOLDER SERVICES.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow the Company to “incorporate by reference” into this proxy statement certain information that we have filed with the SEC. This means that we can disclose important information to our stockholders by referring the stockholders to another document. The information incorporated by reference into this proxy statement is an important part of this proxy statement and is considered to be part of this proxy statement from the date we file that information with the SEC. Any reports filed by us with the SEC after the date of this proxy statement will automatically update and, where applicable, supersede any information contained in this proxy statement or incorporated by reference into this proxy statement.

A copy of any of the documents referred to above will be furnished, without charge, by writing to Determine, Inc., 615 West Carmel Drive, Suite 100, Carmel, Indiana 46032, Attention: Stockholder Services. The documents referred to above are also available from the EDGAR filings that can be obtained through the SEC’s website at http://www.sec.gov or our website at http://www.determine.com.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Determine, Inc., 615 West Carmel Drive, Suite 100, Carmel, Indiana 46032, Attn: Corporate Secretary, or contact the Company’s Corporate Secretary by telephone at (650) 532-1500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials.

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). For such proposals to be included in the Company’s proxy materials relating to its 2018 Annual Meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than March 30, 2018. However, if the date of next year’s Annual Meeting of stockholders is moved more than 30 days before or 30 days after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in the Company’s proxy statement and proxy is instead a reasonable time before the Company begins to print and mail its proxy materials. Such stockholder proposals should be addressed to Determine, Inc., 615 West Carmel Drive, Suite 100, Carmel, Indiana 46032, Attn: Stockholder Services.

Requirements for Stockholder Proposals to Be Brought Before the Annual Meeting.

The Company’s bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board of Directors or other proposals to be considered at an Annual Meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Company not less than 70 nor more than 90 calendar days prior to the anniversary of the date of the immediately preceding Annual Meeting of stockholders (as specified in the Company’s proxy materials for its immediately preceding Annual Meeting of stockholders). However, if the date of next year’s Annual Meeting of stockholders is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to the date of such Annual Meeting and not later than the close of business on the later of (i) the 70 day prior to the date of such Annual Meeting or (ii) the ten day period following the day on which public announcement of the date of such meeting is first made. In no event will the public announcement of an adjournment of an Annual Meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to the Company’s Secretary must set forth the information required by the Company’s bylaws with respect to any nomination for election to the Board and any other matter the stockholder proposes to bring before the Annual Meeting. A stockholder seeking to nominate a director candidate for election to the Board should also comply with the notice and information requirements specified in our Corporate Governance Guidelines, as summarized above. See “Proposal No. 1 (Election of Directors) - Recommendation of Nominees by Stockholders.”

Pursuant to Rule 14a-4(c) promulgated under the Exchange Act (“Rule 14a-4(c)”), if a stockholder who intends to present a proposal at the 2018 Annual Meeting of stockholders does not notify the Company of such proposal on or prior to June 13, 2018, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2018 Proxy Statement. If the date of next year’s Annual Meeting of stockholders is moved more than 30 days before or 30 days after the anniversary date of the Annual Meeting, the deadline for notice of such proposal is instead a reasonable time before the date of the 2018 Annual Meeting of stockholders.

MISCELLANEOUS AND OTHER MATTERS

Other Business-If any other items or matters properly come before the Annual Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

MICHAEL BRODSKY Chairperson

Carmel, Indiana

July 28, 2017

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING. THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR all of the Nominees named in Proposal 1 and FOR Proposal 2.

1. Election of directors:	Lloyd Sems Alan Howe Michael Casey J. Michael Gullard Michael Brodsky Patrick Stakenas	For ☐ ☐ ☐ ☐ ☐ ☐	Against ☐ ☐ ☐ ☐ ☐ ☐	Abstain ☐ ☐ ☐ ☐ ☐ ☐

2. To ratify the appointment of Armanino LLP as the Company's independent accountants for the fiscal year ending March 31, 2018.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy.

If held in joint tenancy, all persons should sign.

Trustees, administrators, etc., should include title and

authority. Corporations should provide full name of

corporation and title of authorized officer signing the

Proxy.

DETERMINE, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, September 12, 2017

9:00 a.m. Eastern Time

Determine Company Headquarters

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

Determine, Inc.

This proxy is solicited by the Board of Directors for use at the Annual Meeting on September 12, 2017.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted FOR all of the Nominees named in Proposal 1 and FOR Proposal 2.

By signing the proxy, you revoke all prior proxies to the extent revocable and appoint Patrick Stakenas and John Nolan, or either of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions